THE  SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER
THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND
QUALIFICATION  UNDER  FEDERAL  AND  STATE  SECURITIES  LAWS  IS  NOT  REQUIRED.

                              GROUP MANAGEMENT CORP.
                          2001 OMNIBUS SECURITIES PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT

     Group Management Corp. (the "Company"), hereby grants an Option to purchase shares of its common stock ("Shares") to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the Company's 2002 Omnibus Securities Plan (the "Plan").

Date  of  Grant:  _________________________

Name  of  Optionee:  _________________________

Optionee's  Social  Security  Number:  _________________________

Number  of  Shares  Covered  by  Option:  _________________________

Exercise  Price  per  Share:  $  _________________________

Vesting  Start  Date:  _________________________

___ Check here if Optionee is a 10% owner (so that exercise price must be 110% of fair market value and term will not exceed 5 years).

BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ATTACHED.

Optionee:       _________________________________________________
                (Signature)

Company:        _________________________________________________
                (Signature)

                Title: __________________________________________

THE  SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER
THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND
QUALIFICATION  UNDER  FEDERAL  AND  STATE  SECURITIES  LAWS  IS  NOT  REQUIRED.

                             GROUP MANAGEMENT CORP.
                          2001 OMNIBUS SECURITIES PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT

NONSTATUTORY  STOCK  OPTION

This Option is not intended to be an incentive stock option under section 422 of the Internal Revenue Code and will be interpreted accordingly.

VESTING

No Shares will vest until you have performed _______ (____) months of Service from the commencement of your employment with the Company. Your Option shall vest as to _______ of the Shares on the date _______ (____) months from the Vesting Start Date as shown on the cover sheet. Thereafter, Shares shall vest at the rate of ________ of the Shares at the end of each full month thereafter. After you have completed ________ (____) months of Service, the number of Shares which vest under this Option at the Exercise Price shall be equal to the product of the number of full months of your continuous employment with the Company ("Service") (including any approved leaves of absence) from the Vesting Start
Date times the number of Shares covered by this Option times ________. The resulting number of Shares will be rounded to the nearest whole number. No additional Shares will vest after your Service has terminated for any reason.

You should note that you may exercise the Option prior to vesting. In that case, the Company has a right to repurchase the unvested shares at the original exercise price if you terminate employment before vesting in all shares you purchased. Also, if you exercise before vesting, you should consider making an 83(b) election. Please see the attached Tax Summary. The 83(b) election
                                                              ------------------
must  be  filed  within  30  days  of  the  date  you  exercise.
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TERM

Your Option will expire in any event at the close of business at Company headquarters on the day before the tenth anniversary (fifth anniversary for a 10% owner) of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Service terminates, as described below.)

REGULAR  TERMINATION

If your Service terminates for any reason except death, Disability, or for "Cause" your Option will expire at the close of business at Company headquarters on the 30th day after your termination date. During such 30-day period, you may exercise that portion of your Option that was vested on your termination date.

DEATH

If you die while in Service with the Company, your Option will expire at the close of business at Company headquarters on the date six months after the date of death. During that six-month period, your estate or heirs may exercise that portion of your Option that was vested on your date of death.

DISABILITY

If your Service terminates because of your Disability, your Option will expire at the close of business at Company headquarters on the date six months after your termination date. During that six-month period, you may exercise that portion of your Option that was vested on your date of Disability.

"Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

LEAVES  OF  ABSENCE

For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, your Service will be treated as terminating 30 days after you went on leave, unless your right to return to work is guaranteed by law or by a contract. Your service terminates in any event when the approved leave ends unless you immediately return to Service. The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan. The Company also determines the extent to which you may exercise the vested portion of your Option during a leave of absence.

NOTICE  OF  EXERCISE

When  you  wish  to  exercise  this  Option, you must execute Exhibit  A (and if
                                                              ----------
exercise is prior to vesting  you  must  also  execute  Exhibits B and D).  Your
                                                   ----------------
Exercise will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM  OF  PAYMENT

When  you  submit Exhibit A, you must include payment of the Exercise Price  for
                  ---------
the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms at the discretion of the committee:

  -  Your  personal  check,  a  cashier's  check  or  a  money  order.

  - Shares which you have owned for six months and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

  - To the extent that a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

  -  Any  other  form of legal consideration approved by the Committee.

WITHHOLDING TAXES

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option.

RESTRICTIONS  ON  RESALE

By signing this Agreement, you agree not to exercise this Option or sell any Shares acquired upon exercise of this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. In particular, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

Furthermore, in respect of any underwritten public offering by the Company, you agree that you will not sell or otherwise transfer or dispose of any Shares covered by this Option during a reasonable and customary period of time as agreed to by the Company and the underwriters, not to exceed the greater of (a) 180 days following the effective date of the registration statement of the Company filed under the Securities Act in respect of such offering and (b) such other period of time as agreed to by holders of a majority of the then outstanding Shares. By signing this Agreement you agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

If the sale of Shares under the Plan is not registered under the Securities Act of 1933, as amended (the "Securities Act"), but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

THE  COMPANY'S  RIGHT  OF FIRST REFUSAL

In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by you and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Shares.

The Company and its assignees shall have the right to purchase all, and not less than all, of the Shares on the terms described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

The Company's rights under this Subsection shall be freely assignable, in whole or in part.

If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 60 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, you and the Company (or its assignees) shall consummate the sale of the Shares on the terms set forth in the Transfer Notice.

The Company's Right of First Refusal shall terminate upon the Company's initial public offering.

The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

RIGHT  OF  REPURCHASE

Following termination of your Service for any reason, the Company shall have the right to purchase all of those vested Shares that you have or will acquire under this Option (unvested Shares which have been exercised are subject to a Repurchase Option set forth in Exhibit A). If the Company fails to provide
                               ---------
you with written notice of its intention to purchase such Shares before or within 30 days of the date the Company receives written notice from you of your termination of Service, the Company's right to purchase such Shares shall terminate. If the Company exercises its right to purchase such Shares, the Company will consummate the purchase of such Shares within 60 days of the date of its written notice to you. The purchase price for any Shares repurchased shall be the higher of the fair market value of the Shares on the date of purchase or the aggregate Exercise Price for such Shares and shall be paid in cash. The Company's right of repurchase shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq National Market. The fair market value shall be determined by the Board of Directors in its sole discretion.

TRANSFER  OF OPTION

Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

RETENTION  RIGHTS

This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

SHAREHOLDER RIGHTS

Neither you, nor your estate or heirs, have any rights as a shareholder of the Company until a certificate for the Shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS

In the event of a stock split, a stock dividend or a similar change in the Company Stock, the number of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

LEGENDS

All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST. SUCH AGREEMENT IMPOSES CERTAIN TRANSFER RESTRICTIONS AND GRANTS CERTAIN REPURCHASE RIGHTS TO THE COMPANY (OR ITS ASSIGNS) UPON THE SALE OF THE SHARES OR UPON TERMINATION OF SERVICE WITH THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF SHARES REPRESENTED BY THIS CERTIFICATE.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

APPLICABLE  LAW

This Agreement will be interpreted and enforced under the laws of the State of Texas (without regard to their choice of law provisions).

THE  PLAN  AND  OTHER  AGREEMENTS

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN. YOU ALSO ACKNOWLEDGE THAT YOU HAVE READ SECTION 11, "PURCHASER'S INVESTMENT REPRESENTATIONS" OF ATTACHMENT A AND THAT YOU CAN AND HEREBY DO MAKE THE SAME REPRESENTATIONS WITH RESPECT TO THE GRANT OF THIS OPTION.